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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all of the undersigned that the
Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Class A Common Stock, $.01 par value per share, of Crown Media Holdings, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:   August 29, 2001

                                        DIRECTV Enterprises, Inc.


                                        By: /s/ Robert L. Meyers
                                           -------------------------------------
                                              Robert L. Meyers
                                              Executive Vice President and Chief
                                                 Financial Officer

                                        Hughes Electronics Corporation


                                        By: /s/ Michael J. Gaines
                                           -------------------------------------
                                              Michael J. Gaines
                                              Corporate Vice President and Chief
                                                 Financial Officer

                                        General Motors Corporation


                                        By: /s/ Warren G. Andersen
                                           -------------------------------------
                                              Warren G. Andersen
                                              Assistant General Counsel and
                                                 Assistant Secretary



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